Exhibit 4.9
CERTIFICATE OF TRUST
OF WILMINGTON TRUST CAPITAL A
     This Certificate of Trust of Wilmington Trust Capital A is being duly executed and filed by the undersigned, as trustee, to form a statutory trust under the Delaware Statutory Trust Act (12 Del. C. Section 3801 et seq.) (the “Act”):
     1. NAME. The name of the statutory trust formed hereby is Wilmington Trust Capital A.
     2. DELAWARE TRUSTEE. The name and business address of the trustee of the Trust in the State of Delaware are Wells Fargo Delaware Trust Company, 919 North Market Street, Suite 1600, Wilmington, Delaware 19801, Attention: Corporate Trust Administration.
     3. DULY AUTHORIZED. The Trustee is duly authorized to sign this Certificate of Trust.
     4. EFFECTIVE DATE. This Certificate of Trust shall be effective upon filing.
     IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Trust in accordance with Section 3811(a)(1) of the Act.

WELLS FARGO DELAWARE TRUST COMPANY, as Delaware Trustee

By:	/s/ Amy L. Martin

Name:	Amy L. Martin
Title:	Vice President